UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

BRISTOW GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd. 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Bristow Group, Inc. (the “Company”) was held on August 1, 2013. The matters voted on at the meeting were as stated below.

For the election of directors, all nominees were approved for a subsequent one-year term. The results were as follows:

Nominee	For	Withheld
Thomas N. Amonett	32,609,567	582,860
Stephen J. Cannon	31,485,059	1,707,368
William E. Chiles	33,078,236	114,191
Michael A. Flick	32,598,187	594,240
Lori A. Gobillot	33,013,404	179,023
Ian A. Godden	32,598,878	593,549
Stephen A. King	32,604,329	588,098
Thomas C. Knudson	33,066,066	126,361
Mathew Masters	32,999,457	192,970
Bruce H. Stover	33,000,151	192,276

Proposal to approve on an advisory basis the Company’s executive compensation. The results were as follows:

For	Against	Abstain	Broker Non-Vote
30,797,034	2,218,174	177,219	989,481

Proposal to approve the Amendment and Restatement of the Company’s 2007 Long Term Incentive Plan. The results were as follows:

For	Against	Abstain	Broker Non-Vote
30,394,624	2,619,166	178,637	989,481

Proposal to approve and ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2014. The results were as follows:

For	Against	Abstain
31,623,944	2,532,121	25,843

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP, INC.

By:	/s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, General Counsel and Corporate Secretary

Date: August 5, 2013

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